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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2001

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 548-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters.

    On February 20, 2001, Finisar Corporation entered into an agreement to acquire Marlow Industries, Inc., a privately-held company located in Dallas, Texas. Under the terms of the agreement, Marlow will merge with a wholly-owned subsidiary of Finisar and Marlow's shareholders will be entitled to receive $30 million in cash and shares of Finisar common stock having a value of approximately $270 million, less Marlow's transaction costs. The transaction will be accounted for as a purchase and is intended to qualify as a tax-free reorganizaation. The transaction is expected to close during the second calendar quarter of 2001. Attached as an exhibit is a press release announcing the signing of the agreement.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.5	Press release dated February 20, 2001 announcing the agreement between Finisar Corporation and Marlow Industries, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINISAR CORPORATION
February 22, 2001	By:	/s/ STEPHEN K. WORKMAN Stephen K. Workman Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.5	Press release dated February 20, 2001 announcing the agreement between Finisar Corporation and Marlow Industries, Inc.

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SIGNATURES
EXHIBIT INDEX